UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 25, 2008
Metalico, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

186 North Ave. East, Cranford, New Jersey	07016

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (908) 497-9610
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Metalico, Inc. (the “Company”) dated January 25, 2008 (the “Initial Form 8-K”) regarding the acquisition by a subsidiary of the Company, Metalico CatCon, Inc. (now known as American CatCon, Inc.), of substantially all of the operating assets of American CatCon Holdings, LLC, and American Cat Con, LLC. This amendment provides the historical financial statements within the time periods required under Item 9.01(a) and the pro forma financial information required under Item 9.01(b), which financial statements and information were not previously filed.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of business acquired.
Audited Combined Balance Sheet of American CatCon Holdings, LLC, and American Cat Con, LLC as of December 31, 2007 and related Statements of Operations, and Members’ Equity, and Cash Flows for the year ended December 31, 2007, and the notes thereto. Filed herewith as Exhibit 99.1.
(b) Pro forma financial information.
Unaudited Pro Forma Condensed Consolidated Balance Sheet and the Unaudited Pro Forma Condensed Consolidated Statement of Income for Metalico, Inc. as of and for the year ended December 31, 2007 and the notes thereto, giving effect to the acquisition of American CatCon Holdings, LLC and American Cat Con, LLC. Filed herewith as Exhibit 99.2.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.
April 9, 2008	By:	Carlos E. Aguero
		Name:	Carlos E. Aguero
		Title:	Chairman, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
23.1	Consent of Lockart, Atchley & Associates, L.L.P.
99.1	Audited Combined Balance Sheet of American CatCon Holdings, LLC, and American Cat Con, LLC as of December 31, 2007 and related Combined Statements of Operations, and Members’ Equity, and Cash Flows for the year ended December 31, 2007, and the notes thereto
99.2	Unaudited Pro Forma Condensed Balance Sheet and the Unaudited Pro Forma Consolidated Statements of Income for Metalico, Inc. as of and for the year ended December 31, 2007 and the notes thereto, giving effect to the acquisition of American CatCon Holdings, LLC, and American Cat Con, LLC